UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2013 (August 21, 2013)

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-184677	38-3888962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Oak Lawn Medical Center

On August 21, 2013, following the completion of its due diligence review of the Oak Lawn Medical Center located in Oak Lawn, Illinois (the “Property”), American Realty Capital Healthcare Trust II, Inc. (the “Company”) finalized the prerequisite conditions to acquire the Property and assumed the obligations of an affiliate of its sponsor under the purchase and sale agreement, dated July 15, 2013, related to the Property. The Company subsequently acquired the fee simple interest in the Property on August 21, 2013. Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the Property, among other conditions. The purchase and sale agreement contains customary representations and warranties by the seller.

The description of the Property set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 21, 2013, the Company, through a wholly owned subsidiary of its operating partnership, closed its acquisition of the fee simple interest in the Property for a contract purchase price of $10.3 million. The seller of the Property was OLMC Partners, LLC, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction. The Company funded the acquisition of the Property with proceeds from its ongoing initial public offering of common stock.

The Property contains 26,324 rentable square feet and is 100% leased to five tenants: Advocate Health and Hospitals Corporation d/b/a Advocate Medical Group; Pulmonary Consultants, S.C.; Hanger Prosthetics & Orthotics, Inc.; Quest Diagnostics LLC; and Adult Primary Care Center.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized cash rental income for the five tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
Advocate Health and Hospitals Corporation d/b/a Advocate Medical Group	February 2008	February 2018	13,069	$0.4 million	3.0% annually	Four – five year options
Pulmonary Consultants, S.C.	June 2008	June 2018	4,128	$0.2 million	3.5 % annually	One – five year option
Hanger Prosthetics & Orthotics, Inc.	June 2007	October 2017	3,272	$0.1 million	3.5 % annually	Two – five year options
Quest Diagnostics LLC	January 2009	January 2017	2,441	$0.1 million	3.5 % annually	One – three year option
Adult Primary Care Center	December 2008	December 2018	3,414	$0.1 million	3.5 % annually	Two – five year options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: August 22, 2013	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer